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                                                                    EXHIBIT 23.2


                        INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
ChemFirst Inc.:

We consent to the use of our report dated September 6, 1996, on the consolidated financial statements of ChemFirst Inc. and subsidiaries as of June 30, 1996 and 1995, and for each of the years in the three-year period ended June 30, 1996, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/ KPMG Peat Marwick LLP
-------------------------------
KPMG Peat Marwick LLP



Jackson, Mississippi
December 23, 1996